Exhibit 10.1

ENERGY XXI LTD

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

May 16, 2016

This First Amendment to the Restructuring Support Agreement1 (this “Amendment”), is entered into by and among: (i) the Debtors; and (ii) the Restructuring Support Parties. This Agreement collectively refers to the Debtors and the Restructuring Support Parties as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Parties desire to amend the Restructuring Support Agreement to modify certain Milestones; and

WHEREAS, Section 4 of the Restructuring Support Agreement permits the extension of a Milestone with the express prior written consent of the Majority Restructuring Support Parties;

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

1. Amendment Effective Date. This Amendment shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date that this Agreement has been executed by all of the Parties. Following the effective date of this Amendment, whenever the Restructuring Support Agreement is referred to in any agreements, documents, and instruments, such reference shall be deemed to be to the Restructuring Support Agreement as amended by this Amendment.

2. Amendment to the Restructuring Support Agreement.

(a)	Section 4(e) of the Restructuring Support Agreement is hereby deleted and replaced in its entirety with the following:

no later than May 20, 2016, the Debtors shall file with the Bankruptcy Court: (i) the Plan; (ii) the Disclosure Statement; and (iii) a motion (the “Disclosure Statement and Solicitation Motion”) seeking, among other things, (A) approval of the Disclosure Statement, (B) approval of procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan, and (C) to schedule the hearing to consider confirmation of the Plan (the “Confirmation Hearing”).

[1]	“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated April 11, 2016, by and among the Debtors and the Restructuring Support Parties, as may be further amended, modified, or supplemented, from time to time. Unless otherwise noted, capitalized terms used but not defined herein are used as defined in the Restructuring Support Agreement.

3. Ratification. Except as specifically provided for in this Amendment, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Restructuring Support Agreement or the rights and obligations of the arties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect. Notwithstanding the effective date of this Amendment, this Amendment constitutes a valid amendment of the applicable Milestone set forth in Section 4(e) of the Restructuring Support Agreement, in accordance with the final paragraph of Section 4 of the Restructuring Support Agreement.

4. Waiver of Certain Termination Rights. Nothing in this Amendment shall constitute a Restructuring Support Party Termination Event pursuant to Sub-Clause (a) of Section 7 the Restructuring Support Agreement or an individual termination right pursuant to Sub-Clause (a) of Section 9 of the Restructuring Support Agreement, or any other breach by any of the Debtors or the Restructuring Support Parties under the Restructuring Support Agreement, including, without limitation, a breach of the Debtors’ commitments under Section 6 of the Restructuring Support Agreement.

[Signatures and exhibits follow.]

[Signature Pages Redacted.]